SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                                AUGUST 9, 2000
                                (Date of Report)
                 Date of earliest event reported: July 25, 2000

                              CHEMFAB CORPORATION
             (Exact name of Registrant as specified in its charter)



                                    DELAWARE
                 (State or other jurisdiction of incorporation)


        1-12767                                          03-0221503
(Commission File Number)                   (I.R.S. Employer Identification No.)

701 DANIEL WEBSTER HIGHWAY
P.O. BOX 1137
MERRIMACK, NEW HAMPSHIRE                                                 03054
(Address of principal executive offices)                            (Zip Code)



              Registrant's telephone number, including area code:
                                 (603) 424-9000

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ITEM 5.   OTHER EVENTS.

     On July 25, 2000, Chemfab Corporation ("Chemfab"), Norton Company, a Massachusetts corporation and an indirect wholly-owned subsidiary of Compagnie de Saint-Gobain, a French corporation ("Purchaser"), and PPLC Acquisition
Corp., a Delaware corporation and and indirect wholly-owned subsidiary of Purchaser ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The following summary of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement. The Merger Agreement provides, subject to certain conditions as described therein, for the commencement by Merger Sub of a cash tender offer (the "Offer") to purchase all of the outstanding shares of Chemfab's common stock, par value $0.10 per share, at a price of $18.25 per share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal filed by Saint-Gobain, Purchaser and Merger Sub with the Securities and Exchange Commission on August 2, 2000 (collectively, the "Offer Documents") and, together with the Company's recommendation of the tender offer, mailed to the Company's shareholders on the same date. The obligation of Merger Sub to accept for payment and pay for any shares tendered pursuant to the Offer is subject to at least a majority of the outstanding shares on a fully diluted basis being validly tendered and certain other conditions that are described in the Offer Documents.

     The Merger Agreement further provides, that, among other things, as soon as practicable after the consummation of the Offer and the satisfaction or waiver of the other conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL"), Merger Sub will be merged with and into Chemfab (the "Merger"), whereupon the separate existence of Merger Sub will cease and Chemfab will continue as the surviving corporation and a wholly-owned subsidiary of Purchaser. Upon consummation of the Merger, each outstanding share (other than (i) shares held by Chemfab or shares held by Purchaser, Merger Sub or any subsidiary of Purchaser or Merger Sub, and (ii) any shares held by any holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares in accordance with the DGCL) will be converted into and represent the right to receive $18.25 in cash, without interest.

     On July 25, 2000, Purchaser and Chemfab issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  Financial Statements of Business Acquired:               Not Applicable

(b)  Pro Forma Financial Information:                         Not Applicable

(c)  Exhibits:

     99.1 Agreement and Plan of Merger, dated as of July 25, 2000, by and among Chemfab Corporation, Norton Company and PPLC Acquisition Corp.

     99.2   Joint Press Release dated July 25, 2000



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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  August 9, 2000              CHEMFAB CORPORATION


                                         /s/ John W. Verbicky
                                     By: -------------------------------------
                                         John W. Verbicky
                                         President and Chief Executive Officer




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                                 EXHIBIT INDEX


Exhibit

99.1 Agreement and Plan of Merger, dated as of July 25, 2000, by and among Chemfab Corporation, Norton Company and PPLC Acquisition Corp.

99.2    Joint Press Release dated July 25, 2000.